UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 July 14, 2005 (Date of earliest event reported)

                                 MAGNETEK, INC.

             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                1-10233                  95-3917584
(State or Other Jurisdiction    (Commission              (IRS Employer
      of Incorporation)         File Number)           Identification No.)


                       10900 Wilshire Boulevard, Suite 850
                          Los Angeles, California 90024
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (310) 689-1610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION.

Amendment to Credit Agreement Dated August 15, 2003, as Previously Amended.

On July 14, 2005, Magnetek, Inc. entered into the Fifth Amendment of its Credit Agreement with the Lender under the Agreement (see Exhibit 99.1). In exchange for a waiver of certain covenant defaults and the Lender's willingness to continue to extend credit under the Agreement, the Company agreed to a permanent reduction in the aggregate lending commitment to $7.5 million and a change in the facility termination date from July 15, 2006 to September 30, 2005. The Company also agreed to additional permanent reductions in the aggregate lending commitment upon the receipt of proceeds from, among other things, the sale of assets or issuance of debt or equity securities. The Company also agreed to use its best efforts to obtain financing from other sources that would enable the Company to fully repay all indebtedness under the agreement.



EXHIBIT
NUMBER     DESCRIPTION

99.1 Fifth Amendment to Credit Agreement Dated August 15, 2003, as Previously Amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MAGNETEK, INC.


                                                   By: /s/ David Reiland
                                                       -------------------------
                                                       David Reiland
                                                       Executive Vice President
                                                       & Chief Financial Officer
      July 19, 2005

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION

99.1 Fifth Amendment to Credit Agreement Dated August 15, 2003, as Previously Amended.